EXHIBIT (10)(C)

                     HARLEYSVILLE GROUP INC.
            NON-QUALIFIED DEFERRED COMPENSATION PLAN

            AMENDED AND RESTATED:  NOVEMBER 17, 1999


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                     HARLEYSVILLE GROUP INC.

            NON-QUALIFIED DEFERRED COMPENSATION PLAN
            -----------------------------------------

             AMENDED AND RESTATED NOVEMBER 17, 1999
             --------------------------------------



                        TABLE OF CONTENTS
                       ------------------


ARTICLE NO.    TITLE OF ARTICLE                        PAGE NO.
----------     ------------------------------          --------

      I        PURPOSE                                     1

     II        ADMINISTRATION                              2

    III        EFFECTIVE DATE                              2

     IV        PARTICIPATION                               2

      V        AMOUNT AND TIMING OF DEFERRALS              2

     VI        PARTICIPANTS ACCOUNTS                       3

    VII        PAYMENT OF BENEFITS                         4

   VIII        AMENDMENT AND TERMINATION                   6

     IX        PROHIBITION OF ALIENATION                   6

      X        GOVERNING LAW                               6

     XI        COSTS OF THE PLAN                           6

    XII        NO EMPLOYMENT CONTRACT                      6


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                    HARLEYSVILLE GROUP INC.

            NON-QUALIFIED DEFERRED COMPENSATION PLAN
            ----------------------------------------

             AMENDED AND RESTATED NOVEMBER 17, 1999

                      ARTICLE I - PURPOSES
                      ---------------------

      Harleysville Group Inc. (the "Company") sponsors two cash incentive plans for senior management (the Long Term Incentive Plan and the Senior Management Incentive Plan), a Non-Qualified Salary Deferral Arrangement, and an Non-Qualified Excess Match Program for executives whose benefits under the Extra Compensation Plan ("ECP") are affected by federal tax law. The two incentive plans and the salary deferral plan permit employees eligible for those plans, if such employees are part of a select group of management or highly compensated employees, to defer the receipt of such compensation and the excess match plan provides a deferred match if an employee, who is part of a select group of management or highly compensated employee, is prevented by the 401(k) and 401(m) discrimination tests from obtaining a full match in the Company's qualified Extra Compensation Plan. This Non-Qualified Deferred Compensation Plan is intended to provide an administratively convenient arrangement with consistent rules whereby participants in these plans can 1) defer compensation that would otherwise be available under the Company's Senior Management Incentive Plan, Long Term Incentive Plan, and Non-Qualified Salary Deferral Arrangement, and, 2) achieve earnings commensurate with the employee's investment risk tolerance on compensation deferred, and, where applicable, amounts credited to an employee under the Company's Non-Qualified Excess Match Program. This Plan is intended to be made a part of each such plan and incorporated by reference in each such plan. It is further intended that this Plan be unfunded for tax purposes and for purposes of Title I of E.R.I.S.A. This Plan replaces any and all previous non-qualified unfunded deferred compensation plan or arrangements of Company for certain management employees of Company.

                                1
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                  ARTICLE II - ADMINISTRATION
                   ---------------------------

     The responsibility for the implementation and administration of this Plan is delegated to the Committee which shall be the Extra Compensation Plan Administrative Committee. The Committee shall interpret the Plan and establish the rules and regulations governing its administration. Any decision or action made or taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all employees who have sub-accounts established hereunder ("Participants") and any person claiming through or under any Participant, unless otherwise determined by the Board of Directors of Company.


                  ARTICLE III - EFFECTIVE DATE
                  ----------------------------

      The Plan was effective January 1, 1994, and was amended and restated November 17, 1999.


                   ARTICLE IV - PARTICIPATION
                   --------------------------

      An Employee in paygrade 20 or over may be a Participant in the Plan. All members of management entitled to a non-qualified
ECP match shall also be Participants in this Plan. To defer compensation, each employee must indicate in writing that he or she wishes to participate prior to December 31 of the Calendar Year preceding the Calendar Year in which the compensation to be deferred is earned or paid, whichever occurs first, unless a Participant becomes eligible for a plan for the first time, in which case he or she has 30 days after initial notice of eligibility for a plan to elect to become a Participant. The Committee shall prepare appropriate forms and may amend them from time to time as it finds appropriate. Upon becoming eligible to be a participant in a plan, a prospective Participant shall receive a copy of this Plan and the pertinent forms.


           ARTICLE V - AMOUNT AND TIMING OF DEFERRALS
           ------------------------------------------

      A Participant may specify any amount of compensation from salary or bonus payment to be deferred. If salary is deferred, the amount so specified shall be deferred pro-rata throughout the specified Calendar Year and, for all deferrals, may not be changed during the year by the Participant.

                                2
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               ARTICLE VI - PARTICIPANT ACCOUNTS
                ---------------------------------

      (A) Cash equal to any amount deferred or contributed pursuant hereto shall be set aside by Company and delivered by Company to Fidelity Institutional Retirement Services Company ("Fidelity") for investment in the Fidelity family of mutual funds or in a self-directed brokerage account through Fidelity Brokerage. The amounts so delivered and earnings thereon ("Amounts"), nevertheless, shall remain part of the general assets of the Company and said Amounts shall be held by Fidelity in the name of Company which shall retain full title to them and be owner and beneficiary thereof. The Amounts shall not be considered as held in trust for Participants and Company has only a contractual obligation to make payment of the Amounts credited to a Participant when due. The Amounts are subject to the claims of general creditors of the Company and a Participant is only an unsecured general creditor with regard to any Amounts. The
Company is responsible for payment of any taxes due on the Amounts and Company will include all the income, deductions and credits pertaining to the Amounts in computing its taxable income and financial statements.

      (B) Amounts credited to each Participant shall be placed into a sub-account for each Participant by Fidelity and shall be invested by the Participant in the Fidelity Mutual Fund(s) that the Committee has selected to offer or individual securities through the Fidelity Brokerage and in such increments as permitted from time to time under rules promulgated by Fidelity relating to institutional retirement investments. It is anticipated (but not guaranteed) that the mutual fund selections and investment rules of this Plan will generally follow those applicable to Company's ECP. A Participant shall bear all investment risk and sub-account balances for Participants shall reflect investment gains and losses. All Participants will receive the current Plan rules on investing, which may be changed by the Committee from time to time and which shall be incorporated by reference and be considered an integral part hereof, provided that such rules shall not be inconsistent with this Plan. No participant shall select Harleysville Group Inc. securities as an investment under the self-directed brokerage account option.

      (C) All sub-accounts shall be valued every business day by Fidelity. The value as determined by Fidelity shall be final and binding on the Company and Participants and their beneficiaries.

     (D)  Loans are not available from the sub-accounts.

      (E)   Balances in existing deferral accounts as of December
31, 1993 will be transferred to this Plan.

                                3
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               ARTICLE VII - PAYMENT OF BENEFITS
                ---------------------------------

     Any Amounts shall be credited to the sub-account established for each Participant by the Company and shall not be paid to the Participant until said Participant dies, retires and is immediately entitled to a benefit under the Company Pension Plan ("retirement"), becomes permanently and totally disabled, or otherwise terminates employment with the Company. At said time, the amounts credited to the Participant's Sub-Account will be paid or will commence to be paid to the Participant by January 31 of the next year following retirement in accordance with the following chart, except that in the case of termination of employment for other than retirement, death, or disability any amount payable shall be payable immediately in a lump sum:

              Participant's Total
              Sub-Account Balance
          at Beginning of Distribution  Payout Period
          ----------------------------  ----------------------
               Under $50,000            Lump Sum
               $50,000 to $200,000      5 Annual Installments
               $200,000 to $500,000 10 Annual Installments $500,000 to $1,000,000 15 Annual Installments
               over $1,000,000          20 Annual Installments


      This schedule shall apply to all funds in the sub-account regardless of when amounts were deferred. Notwithstanding the foregoing, each Participant upon first becoming eligible for the Plan (or within 30 days after the November 17, 1999 Amendment and Restatement) may elect on a one-time irrevocable basis (1) to have the commencement of a payout period delayed for 5 years and/or (2) to have balances that are scheduled to be paid out over 5 or more years to be paid out over any other payout period included in the above chart. For 30 days after November 17, 1999, Participants may also elect to retain the payout schedule in effect on November 16, 1999. Annual Installments shall be equal to the figure developed by dividing the cash value of the sub-account on the January valuation day each year (chosen by the Committee) by the number of years left in the payout period. The Company may, from time to time, adjust the balance levels that trigger the Payout Periods to reflect inflation. In the case of a lump sum payment, any reasonable valuation date selected by the Company shall be binding on the Participant.

     Notwithstanding the foregoing, payouts for all Participants, once commenced, shall continue in accordance with the payout schedule in existence at commencement of the payout period.

      Payments shall be made by Company (not by Fidelity) and are subject to all applicable withholding and related taxes.

                                4
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      In the event of a Participant's death prior to full payment of his or her sub-account, payment will thereafter be made in accordance with the applicable Payout Period to the Participant's beneficiary or contingent beneficiary or, if no beneficiary of the Participant is then living, then to the Participant's estate
in  a  lump  sum.   A  Participant's beneficiary  and  contingent
beneficiary shall be that person or persons named by the Participant to be such in the most recent written beneficiary
designation  executed  by  the  Participant.   In  the  event   a
Participant becomes disabled, or, is judged incompetent, or in the judgment of the Committee, unqualified to manage his or her affairs, the Committee may direct that payment to any amounts due be made to the legal guardian of such Participant or, if none has been appointed, to his or her spouse or adult child or any other person or any institution who is caring for such Participant; and any payment so made shall to the extent thereof fully release and
discharge  the  Committee  and  the  Company  from  any   further
liability to the Participant.

      Notwithstanding the foregoing, the Committee may accelerate distribution of funds to a Participant in the event of an unforeseeable emergency, which shall be defined as only:

          1. a severe financial hardship to the Participant caused by a sudden and unexpected illness or accident of the Participant or a dependent of the Participant
          (as defined in Code Section 152(a));

          2.    a loss of the Participant's property due to casualty;
          or

          3. other similar extraordinary and unforeseeable circumstances caused by events beyond the Participant's control.

      Payment may not be made to the extent the hardship may be relieved by insurance or other similar reimbursement or compensation, liquidation of assets (to the extent such liquidation would not itself cause severe financial hardship), or a cessation of deferrals under the Plan. College tuition or the costs of purchasing a home are not considered unforeseeable emergencies.

      The amount withdrawn as a result of a financial hardship must be limited to the amount reasonably needed to satisfy the emergency.

     The valuation of the Amounts on account of hardship shall be
made   as   of  the  day  the  Committee  approves  the  hardship
withdrawal.

      Payments for any reason shall be drawn pro-rata from the mutual funds in which a Participant has invested his or her Amounts. For the purposes of this paragraph, a self-directed brokerage account shall be considered a single mutual fund.

                                5
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            ARTICLE VIII - AMENDMENT AND TERMINATION
            ----------------------------------------

      The Company reserves the right to modify, amend, alter or terminate this Plan at any time and in any way. If the Plan is terminated, all Amounts credited to a Participant will be immediately distributed, in cash or in kind, to such Participant.


             ARTICLE IX - PROHIBITION OF ALIENATION
             ---------------------------------------

       Any Amounts may not be voluntarily or involuntarily assigned, anticipated, or alienated by the Participant and shall not be subject to attachment, levy or encumbrance by a creditor of a Participant. The right of the Participant to a sub-account shall be not greater than the right of any unsecured general creditor of the Company.


                    ARTICLE X - GOVERNING LAW
                    -------------------------

       The place of administration of this Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Plan, and any of its rules and regulations, and the rights of any and all persons having or claiming to have an interest herein or hereunder, shall be governed by, and determined exclusively and solely in accordance with the laws of the Commonwealth of Pennsylvania, unless pre-empted by the laws of the Federal Government.


                 ARTICLE XI - COSTS OF THE PLAN
                 -------------------------------

      The expenses incurred in administering this Plan, including any Committee fees, taxes payable on earnings in the sub-accounts prior to distribution, fees payable to Fidelity, any charges by the Company's independent auditors, legal fees or any other costs, shall be borne by the Company and shall not be charged against the credits in each sub-account, except that any fees for the self-directed brokerage account shall be paid by a Participant from funds within his or her account or otherwise and all commissions payable for activity in a self-directed brokerage account will be assessed against that account.


              ARTICLE XII - NO EMPLOYMENT CONTRACT
              -------------------------------------

      Neither the establishment of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.


                                6
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      TO RECORD THE ADOPTION OF THIS PLAN, THE COMPANY HAS CAUSED
ITS  AUTHORIZED  OFFICERS TO AFFIX THE CORPORATE  NAME  AND  SEAL
HERETO THIS 17TH DAY OF NOVEMBER, 1999.

                              HARLEYSVILLE GROUP INC.

                              By:/s/WALTER R. BATEMAN,
                                ---------------------------
                                Walter R. Bateman, II
                                Chairman, President and
                                Chief Executive Officer


ATTEST:
/s/ROGER A. BROWN
-------------------------
Roger A. Brown, Secretary


                                7
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